FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is made this 11th day of June, 2002, by and between American United Life Insurance Company(R) (the "Company"), a life insurance company domiciled in Indiana, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the "Separate Accounts"); and Pacific Investment Management Company LLC ("PIMCO").

                                   WITNESSETH

     WHEREAS, PIMCO provides investment advisory services to and administers all of the operations of the PIMCO Funds: Pacific Investment Management Series (the "Trust"), a Massachusetts business trust that is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), pursuant to an Administration Agreement between the Trust and PIMCO, and, on behalf of the Trust at PIMCO's expense, procures or provides for procurement of certain services, including among others, transfer agency and recordkeeping services, and pursuant to such Administration Agreement, PIMCO agrees to provide or procure the administrative, recordkeeping and shareholder services that are reasonably required by shareholders of the Administrative Class shares of the Trust; and

     WHEREAS, the Trust is authorized to issue separate classes of shares of beneficial interests, each representing an interest in a separate portfolio of assets known as a "series", and each series has its own investment objective, policies, and limitations;

     WHEREAS, PIMCO is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company wishes to purchase shares of one or more of the series offered and made available by the Trust and identified on Exhibit A ("Series") on behalf of its Separate Accounts to serve as an investment medium for variable annuity contracts ("Variable Contracts") funded by the Separate Accounts.;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

ARTICLE I. Sale of Shares

     1.1. Offering of Shares. PIMCO agrees to cause the Trust to take all steps necessary, which may include coordination of efforts of the Trust, the Company, the transfer agent, and distributor, to facilitate the offering to the Separate Accounts of Institutional or Administrative Class shares ("Shares") of the Series, and agrees to take all steps necessary so that orders for the purchase and redemption of such Shares shall be effected as specified in this Agreement.

     1.2. PIMCO agrees to cause the Trust to make available to the Company those shares of the Series that the Company orders on its own behalf and on behalf of its Separate Accounts. PIMCO agrees to cause the Trust to make available shares of the Series for purchase at the applicable net asset value per share by the Company on behalf of its Separate Accounts, subject to the right of the Trustees of the Trust to refuse to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees of the Trust, acting in good faith and in light of the Trustees' fiduciary duties under applicable law, necessary in the best interests of the shareholders of any Series.

     1.3. PIMCO hereby appoints the Company as an agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Separate Accounts (but not with respect to any Trust shares that may be held in the general account of the Company) for shares of those Series made available hereunder, based on allocations of amounts to a Separate Account or subaccounts thereof under the Variable Contracts and other transactions relating to the Variable Contracts or the Separate Accounts. Receipt and acceptance of any such request (or relevant transactional information therefor) by the Company as such limited agent of the Trust on any day on which a Series calculates its net asset value (a "Business Day") pursuant to the rules of the SEC prior to the time that the Series ordinarily calculates its net asset value as described from time to time in the Trust's prospectus shall constitute receipt and acceptance by the Trust on that same Business Day, provided that the Trust or its designee receives notice of such request by 8:30 a.m. Eastern Time on the next following Business Day.

     1.4 The Company shall pay for shares of each Series on the same day that it notifies the Trust or its designee of a purchase request for such shares. Payment for Series shares shall be made in federal funds transmitted to the Trust or its designee by wire to be received by 1:00 p.m. Eastern Time on the day the Trust or its designee is notified of the purchase request for Series shares. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust or its designee.

     1.5. Payment for Series shares redeemed by a Separate Account or the Company shall be made in federal funds transmitted by wire to the Company or any other designated person on the next Business Day after the Trust is properly notified of the redemption order of such shares, except that the Trust may suspend the right of redemption, consistent with Section 22(e) of the 1940 Act and any rules thereunder. Such redemption shall be paid consistent with applicable rules of the SEC and procedures and policies of the Trust as described in the current prospectus and statement of additional information ("SAI"). Neither the Trust nor its designee shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

     1.6. Issuance and transfer of shares of the Series will be by book entry only unless otherwise agreed by the Trust. Shares will be recorded in an appropriate title for the Separate Accounts or the appropriate subaccounts of the Separate Accounts.

     1.7. PIMCO shall promptly furnish notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gains distributions payable on the shares of the Series. The Company hereby elects to reinvest in the Series all such dividends and distributions as are payable on a Series' shares and to receive such dividends and distributions in additional shares of that Series. The Company reserves the right to revoke this election in writing and to receive all such dividends and distributions in cash. PIMCO shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.8. PIMCO shall instruct the Trust's recordkeeping agent to advise the Company on each business day of the net asset value per share for each Series as soon as reasonably practical after the net asset value per share is calculated.

ARTICLE II. Representations and Warranties

     2.1. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it is taxed as an insurance company under Sub-chapter L of the Internal Revenue Code of 1986, as amended (the "Code").

     2.2. The Company represents and warrants that it has legally and validly established each of the Separate Accounts as a segregated asset account under the Indiana Insurance Code, and that each of the Separate Accounts is a validly existing segregated asset account under applicable federal and state law.

     2.3. The Company represents and warrants that the Variable Contracts issued by the Company or interests in the Separate Accounts under such Variable Contracts (1) are or, prior to issuance, will be registered as securities under the Securities Act of 1933 ("1933 Act") or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act.

     2.4. The Company represents and warrants that each of the Separate Accounts
          (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act or, alternatively (2) has not been registered in proper reliance upon an exclusion from registration under the 1940 Act.

     2.5. PIMCO represents and warrants that the Trust is duly organized as a business trust under the laws of the Commonwealth of Massachusetts, and is in good standing under applicable law.

     2.6. PIMCO represents and warrants that the shares of the Series are duly authorized for issuance in accordance with applicable law and that the Trust is registered as an open-end management investment company under the 1940 Act.

     2.7. PIMCO represents and warrants that the Series currently comply, and at all times since inception have complied, with the qualification requirements, of Subchapter M of the Code and the regulations issued thereunder relating to investment companies that elect to be taxed as

          Regulated Investment Companies.

     2.8. PIMCO represents and warrants that the Trust's distributor is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and is registered as a broker-dealer with the SEC.

     2.9. PIMCO represents and warrants that it is registered as an investment adviser with the SEC.

ARTICLE III. General Duties

     3.1. PIMCO shall cause the Trust to take all such actions as are necessary to permit the sale of the shares of each Series to the Separate Accounts, including maintaining its registration as an investment company under the 1940 Act, and registering the shares of the Series sold to the Separate Accounts under the 1933 Act for so long as required by applicable law. PIMCO shall cause the Trust to amend its Registration Statement filed with the SEC under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Series. PIMCO shall cause the Trust to register and qualify the shares for sale in accordance with the laws of the various states to the extent required by applicable laws or regulations.

     3.2. PIMCO shall make every effort to maintain the qualification of each Series as a Regulated Investment Company under Subchapter M of the Code (or any successor or similar provision) and shall notify the Company immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that it might not so qualify in the future.

     3.3. The Company shall take all such actions as are necessary under applicable federal and state law to permit the sale of the Variable Contracts issued by the Company, including registering each Separate Account as an investment company to the extent required under the 1940 Act, and registering the Variable Contracts or interests in the Separate Accounts under the Variable Contracts to the extent required under the 1933 Act, and obtaining all necessary approvals to offer the Variable Contracts from state insurance commissioners.

     3.4. The Company shall offer and sell the Variable Contracts issued by the Company in accordance with applicable provisions of the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, the NASD Conduct Rules, and state law respecting the offering of the Variable Contracts.

     3.5. PIMCO shall cause the Trust to make available the shares of the Series of the Trust in accordance with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act, the NASD Conduct Rules, and state law.

     3.6 Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including, without limitation, the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

 ARTICLE IV. Prospectuses and Proxy Statements: Voting

     4.1. The Company shall distribute such prospectuses, proxy statements and periodic reports of the Trust to the owners of Variable Contracts issued by the Company as required to be distributed to such Variable Contract owners under applicable federal or state law.

     4.2. PIMCO shall provide the Company with as many copies of the current prospectus of the Trust as the Company may reasonably request. If requested by the Company in lieu thereof, PIMCO shall provide such documentation (including a final copy of the Trust's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for the Company to print together in one document the current prospectus or offering document for the Variable Contracts issued by the Company and the current prospectus for the Trust. PIMCO shall bear the expense of printing copies of the Trust's current prospectus that will be distributed to Variable Contract owners.

     4.3. PIMCO shall provide (1) without expense to the Company, one copy of the Trust's current SAI to the Company and to any owner of a Variable Contract issued by the Company who requests such SAI, and (2) at the Company's expense, such additional copies of the Trust's current SAI as the Company shall reasonably request and that the Company shall require in accordance with applicable law in connection with offering the Variable Contracts issued by the Company.

     4.4. As required by applicable law, PIMCO, without expense to the Company, shall provide the Company with copies of the Trust's proxy materials, periodic reports to shareholders and other communications to shareholders in such quantity as the Company shall reasonably require for purposes of distributing to owners of Variable Contracts issued by the Company and for use in connection with offering the Variable Contracts issued by the Company. If requested by the Company in lieu thereof, PIMCO shall provide such documentation (including a final copy of the Trust's proxy materials, periodic reports to shareholders and other communications to shareholders, as set in type or in camera-ready copy) and other assistance as reasonably necessary in order for the Company to print such shareholder communications for distribution to owners of Variable Contracts issued by the Company, such printing and distribution to be at the expense of the Company.

     4.5. The Company shall vote shares of each Series of the Trust held in a Separate Account or a subaccount thereof at regular and special meetings of the Trust in accordance with instructions timely received by the Company (or its designated agent) from owners of Variable Contracts funded by such Separate Account or subaccount thereof having a voting interest in the Series, to the extent required by applicable law. In that event, the Company shall vote shares of a Series of the Trust held in a Separate Account or a subaccount thereof that are attributable to the Variable Contracts as to which no timely instructions are received, as well as shares held in such Separate Account or subaccounts thereof that are not attributable to the Variable Contracts and owned beneficially by the Company (resulting from charges against the Variable Contracts or otherwise), in the same proportion as the votes cast by owners of the Variable Contracts funded by that Separate Account or subaccount thereof having a voting interest in the Series from whom instructions have been timely received. The Company shall vote shares of each Series of the Trust held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Series held in all Separate Accounts of the Company or subaccounts thereof, in the aggregate, to the extent required by applicable law.

ARTICLE V. Sales Material and Information

     5.1. The Company shall furnish, or shall cause to be furnished, to PIMCO or its designee, each piece of sales literature or other promotional material in which the Trust (or any Series thereof) or PIMCO is named, and no such sales literature or other promotional material shall be used without the approval of PIMCO or its designee.

     5.2. The Company agrees that neither it nor any of its affiliates or agents shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by PIMCO or its designee, except with the permission of PIMCO or its designee.

     5.3. PIMCO, or its designee, shall furnish to the Company or its designee each piece of sales literature or other promotional material in which the Company, the Variable Contract or the Separate Accounts are named, and no such material shall be used without the approval of the Company or its designee.

     5.4. PIMCO agrees that it and its affiliates and agents, shall not give any information or make any representations on behalf of the Company or concerning the Company, the Separate Accounts, or the Variable Contracts issued by the Company, other than the information or representations contained in a registration statement, prospectus or other offering document for such Variable Contracts, as such registration statement, prospectus or other offering document may be amended or supplemented from time to time, or in reports for the Separate Accounts or prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company or its designee.

     5.5. PIMCO will provide to the Company at least one complete copy of all prospectuses, SAIs, reports, proxy statements and other voting solicitation materials, and all amendments and supplements to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the SEC or other regulatory authorities. Such documentation may be distributed in electronic format.

     5.6. The Company will provide to PIMCO at least one complete copy of all prospectuses (which shall include an offering memorandum if the Variable Contracts issued by the Company or interests therein are not registered under the 1933 Act), statements of additional information, reports, solicitations for voting instructions, and all amendments or supplements to any of the above, that relate to the Variable Contracts issued by the Company or the Separate Accounts promptly after the filing of such document with the SEC or other regulatory authority. Such documentation may be distributed in electronic format.

     5.7. For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

ARTICLE VI. Administration of Accounts

     6.1. Services to owners of Variable Contracts ("Contract Owners") shall be the responsibility of the Company. These services may include, but are not limited to:

          (a) providing information periodically to Contract Owners showing their interests in the Separate Accounts or subaccounts thereof that invest in the Trust or in any Series thereof;

          (b) addressing inquiries from Contract Owners relating to investing, exchanging or transferring, or redeeming interests under the Variable Contracts and the Separate Accounts or subaccounts funding such Variable Contracts, which inquiries may relate to the Trust or a Series thereof;

          (c) providing explanations to Contract Owners regarding investment objectives and policies and other information about the Series, including the performance of the Series;

          (d) forwarding shareholder communications from the Trust, including but not limited to shareholder reports containing annual and semi-annual financial statements of the Series, to Contract Owners;

          (e)  delivering  the  Series'   prospectus  and  supplements   thereto
               whenever necessary under the Securities Act of 1933;

          (f)  delivering  any  notices  of   shareholder   meetings  and  proxy
               statements accompanying such notices in connection with general and special meetings of shareholders of the Series under which Contract Owners may have voting rights, and helping tabulate the voting of Contract Owners tendering voting instructions to the Company.

     6.2 The Company shall be the sole shareholder of Shares issued pursuant to this Agreement, and the parties recognize that the Trust's distributor, PIMCO, and/or the Trust will derive a substantial savings in shareholder servicing and other expenses because the Company will provide the services described above. In consideration of the savings resulting from such arrangement, the Company shall be paid an amount in the manner described in Exhibit B, which is attached hereto.

ARTICLE VII. Indemnification

     7.1. Indemnification By The Company

          7.1(a). The Company agrees to indemnify and hold harmless the Trust, each of its Trustees and officers, any affiliated person of the Trust within the meaning of Section 2(a)(3) of the 1940 Act, and PIMCO (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation expenses (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Trust's shares or the Variable Contracts issued by the Company and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the Variable Contracts issued by the Company or sales literature for such Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust or PIMCO for use in the registration statement or prospectus for the Variable Contracts issued by the Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Variable Contracts or Trust shares; or

               (ii) arise   out  of  or  as  a  result  of  any   statement   or
                    representation (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Variable Contracts issued by the Company or Trust shares; or

               (iii)arise  out  of  any  untrue   statement  or  alleged  untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or its designee by or on behalf of the Company; or

               (iv) arise  out of or  result  from any  material  breach  of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

     except to the extent provided in Sections 7.1(b) and 7.1(c) hereof.

          7.1(b). The  Company  shall not be liable  under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations or duties under this Agreement or to PIMCO.

          7.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.1(d). The Indemnified Parties shall promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Trust shares or the Variable Contracts issued by the Company or the operation of the Trust.

     7.2. Indemnification By PIMCO

          7.2(a). PIMCO agrees to indemnify and hold harmless the Company, the Separate Accounts, each of the Company's directors and officers, and each person, if any, who is an affiliated person of the Company within the meaning of Section 2(a)(3) the 1940 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PIMCO) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or litigation expenses are related to the sale or acquisition of the Trust's shares or the Variable Contracts issued by the Company and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to PIMCO, the Trust or the designee of any if them by or on behalf of the Company for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts issued by the Company or Trust shares; or

               (ii) arise   out  of  or  as  a  result  of  any   statement   or
                    representation (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by an Indemnitor or any employees or agents thereof) or wrongful conduct of PIMCO, or the affiliates, employees, or agents of PIMCO with respect to the sale or distribution of the Variable Contracts issued by the Company or Trust shares; or

               (iii)arise  out  of  any  untrue   statement  or  alleged  untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of PIMCO or the Trust; or

               (iv) arise  out of or  result  from any  material  breach  of any representation and/or warranty made by PIMCO in this Agreement or arise out of or result from any other material breach of this Agreement by PIMCO;

     except to the extent provided in Sections 7.2(b) and 7.2(c) hereof.

          7.2(b). PIMCO shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation expenses to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of his or her reckless disregard of obligations and duties under this Agreement or to the Company or the Separate Accounts.

          7.2(c). PIMCO shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified

               PIMCO in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify PIMCO of any such claim shall not relieve the Indemnitor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, PIMCO will be entitled to participate, at its own expense, in the defense thereof. PIMCO also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from PIMCO to such party of PIMCO's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and PIMCO will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          7.2(d). The Company shall promptly notify each Indemnitor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Contracts issued by the Company or the operation of the Separate Accounts.

ARTICLE VIII. Applicable Law

     8.1. This  Agreement   shall  be  construed  and  the   provisions   hereof
          interpreted under and in accordance with the laws of the State of Indiana.

     8.2. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act, 1940 Act, and Advisers Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

     9.1. This Agreement shall terminate:

          (a) at the option of a party upon 90 days advance written notice to the other parties; or

          (b) at the option of PIMCO upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Variable Contracts issued by the Company, the operation of the Separate Accounts, or the purchase of the Trust shares; or

          (c) at the option of the Company upon institution of formal proceedings against the Trust or PIMCO by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; or

          (d) upon requisite vote of the Variable Contract owners having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the Trust or a Series in accordance with the terms of the Variable Contracts for which those shares had been selected to serve as the underlying investment media; or

          (e) in the event any of the shares of a Series are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Variable Contracts issued or to be issued by the Company; or (f) at the option of the Company if the Trust or a Series fails to maintain the qualification specified in Section 3.2 hereof.

     9.2. Each party to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Sections 9.1(b) and (c) hereof. The Company shall give 60 day's prior written notice to PIMCO of the date of any proposed vote of Variable Contract owners to replace the Trust's shares as described in Section 9.1(d) hereof.

     9.3 Notwithstanding any termination of this Agreement, PIMCO shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Series, redeem investments in the Series and/or invest in the Series upon the making of additional purchase payments under the Existing Contracts.

     9.4. If  this  Agreement  terminates,   any  provision  of  this  Agreement
          necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

ARTICLE X. Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

           If to PIMCO:         Pacific Investment Management Company LLC
                                840 Newport Center Drive, Suite 300
                                Newport Beach, CA  92660
                                Telephone:  (800) 927-4648
                                Fax:  (949) 725-6830
                                Attention:  Jeffrey M.Sargent

           If to the Company:   American United Life Insurance Company
                                One American Square
                                Indianapolis, IN 46282
                                Attention:  Richard A. Wacker,
                                     Associate General Counsel

ARTICLE XI. Miscellaneous

     11.1.Nothing in this Agreement shall impede the Trust's Trustees or shareholders of the shares of the Series from exercising any of the rights provided to such Trustees or shareholders in the Trust's Declaration of Trust, as amended, a copy of which will be provided to the Company upon request.

     11.2.The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     11.3.This  Agreement  may  be  executed   simultaneously  in  two  or  more
          counterparts, each of which taken together shall constitute one and the same instrument.

     11.4.If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     11.5.This Agreement may not be assigned by any party to the Agreement except with the written consent of the other parties to the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                     Pacific Investment Management Company LLC

                                        By: /s/ Jeff Sargent
                                        Name: Jeff Sargent
                                        Title: Senior Vice President

                                     American United Life Insurance Company(R)

                                        By: /s/ Richard A. Wacker
                                        Name:  Richard A. Wacker
                                        Title: Associate General Counsel

                                    EXHIBIT A




    Separate Account (dated established)                        Series
    ------------------------------------                        ------

    AUL American Unit Trust (8/17/89)

    Group Retirement Annuity Separate Account
    I for Qualified 401 Contracts (8/17/89)

    Group Retirement Annuity Separate Account
    II for Qualified 401 Contracts (8/17/89)

    Group Retirement Annuity Separate Account
    III for Qualified 401 Contracts (3/31/00)

                                   SCHEDULE B

     Payments to the Company under the Agreement will be calculated and paid according to the following schedule:

     Annual rate of 0.25%, payable monthly, of average of aggregate net asset value of outstanding Administrative Class Shares of the Series listed on Schedule A held by Contract Owners (or their participants) receiving services described in the Agreement from the Company, measured on each business day during each month, the applicable portion of which is payable within 20 days following the end of each month.